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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Adolph Coors Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a list of Frequently Asked Questions distributed to employees of Adolph Coors Company in connection with the proposed combination of Adolph Coors Company and Molson Inc.

Employee FAQ July 29—August 12, 2004

Internal Employee Q&A

1.     What is so great about this deal? Why should I be happy about it?

        This combination creates one of the world's largest and strongest brewers with the operational scale and global diversity necessary to compete more effectively in today's consolidating market. The goal of this transaction is to significantly grow our business over the long term. The combined company will have the scale, global reach and broad portfolio of premier beers that will allow us to continue to grow existing customer relationships, expand into new markets and provide growth opportunities for employees and the company as a whole.

2.     Why do I sometimes see things about the transaction in the paper that I have not heard about internally?

        As is the case in any high profile transaction, there will be a great deal of media attention regarding the merger and the two companies in the upcoming months—some of which will include an individual reporter's analysis or speculation about the deal. Although we know it is difficult, we ask you to do your best to focus on the facts as you learn them from us, including, in particular, in the definitive proxy statement to be sent to all shareholders of Coors and Molson. For our part, we commit to keeping you up-to-date during the coming months regarding any important developments that will directly impact you as an employee.

3.     Is stockholder approval required to complete this deal?

        For Molson, 2/3 of the shares voted in each share class must approve the transaction. For Coors, a simple majority (over 50%) of the outstanding shares of each share class is required. Certain members of the controlling family shareholders of both companies have already agreed to vote in favor of the transaction.

4.     What about possible bids from other parties?

        We cannot speculate as to what others might do. However, we believe this transaction is a compelling one that will deliver Coors shareholders value in the short, medium, and long-term.

5.     What is the likelihood there will be a competing bid for Molson from Ian Molson?

        We cannot speculate as to what Ian Molson might do. That being said, Pentland Securities (1981), Inc., an entity controlled by Eric Molson which holds a significant number of Molson's Class B shares, has agreed to vote its shares in favor of this transaction and against competing transactions that may arise while the agreement with Coors is in effect. As a result, no other transaction subject to a shareholder vote could get approval of 2/3 of the Molson Class B shares while that agreement is in effect.

6.     How will the stock for the merger be structured?

        Coors shareholders will keep their shares in Coors, which is being renamed "Molson Coors Brewing Company." Molson shareholders will receive stock in Molson Coors (or a Canadian subsidiary) in exchange for their Molson shares.

        Furthermore, certain changes will be made to the terms of each class of Coors shares in connection with the merger. Those changes will be described in the definitive proxy statement for the special stockholder meeting to approve the transaction.

        For illustration: If you have 1000 shares of Coors Brewing Company, you will have 1000 shares in Molson Coors Brewing Company. If you have 1000 shares of Molson, you will have 360 shares of Molson Coors Brewing Company.

7.     It is my understanding that current Molson shareholders will receive 55% of the combined company's stock and Coors shareholders the remaining 45%. Is this correct?

        That is correct—current Coors shareholders will own approximately 45% of the Molson Coors' overall equity and current Molson shareholders will own 55% of the overall equity.

        The ratio of 45% to 55% is based on a number of factors. Separate investment bankers provided fairness opinions to both the Coors and Molson Boards indicating that this ratio is fair to Coors' and Molson's shareholders.

8.     There have been questions raised about the stock going down since the announcement of the merger. Please explain to me what this means and if it will hurt the merger?

        You should not infer anything from the fluctuation of our stock price since the merger was announced. It is not uncommon for a company's stock price to move both up and down during the weeks following these types of announcements. We're focused on growing the business and believe investors will value the stock accordingly over the long term.

9.     At the present time, where do Molson and Coors have breweries worldwide and how are the two of us ranked globally?

        Molson Inc. has operations in Canada, Brazil and the United States and is currently the #1 beer company in Canada and the 14th largest brewer worldwide. It has five breweries in Canada and nine in Brazil. Molson products are sold mainly in Canada, Brazil and the U.S.

        Coors is the third-largest U.S. brewer and the world's ninth-largest brewer. The company has breweries in Golden, Colorado, Memphis, Tennessee, and a packaging facility in Virginia's Shenandoah Valley, near the town of Elkton, Virginia, as well as breweries in the UK in Burton-on-Trent, Alton and Tadcaster. Coors' products are sold in North America, Europe, Latin America, the Caribbean and Asia.

10.   Since Molson will produce Coors products for U.S. distribution, will Molson products be brewed and packaged in the U.S.?

        We are looking at the possibility of producing Coors products (except for Coors Original and Coors Light) in Canada for distribution in the Northeast U.S.

        There are no present plans to brew Molson in the U.S.

11.   What happens to the Molson products distributed by competing distributors?

        This merger is not expected to have an impact on the distribution houses.

12.   Will the Golden brewery eventually be brewing Molson products?

        There are no present plans for the Golden brewery to brew Molson products.

13.   Does Molson pasteurize Coors Light for Canada?

        Yes. Molson has pasteurized Coors Light for distribution in Canada since 1985.

        This FAQ includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "plan", "following approval", "may", "will", "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (separately and together, the "Companies"). Such statements include, but are not limited to, statements about the anticipated benefits, savings and synergies of the merger between Adolph Coors Company and Molson Inc., including Coors' and Molson's plans, objectives, expectations and intentions, the markets for proposed securities of the combined entity, Coors' and Molson's products, the future development of Coors' and Molson's business, and the contingencies and uncertainties to which Coors and Molson may be subject and other statements that are not historical facts. There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described. All forward-looking statements in this FAQ are expressly qualified by information contained in each company's filings with regulatory authorities. The Companies do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

        The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required approvals of the merger on the proposed terms and schedule; the failure of Coors and Molson stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; and disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that could cause Coors' and Molson's results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Neither Coors nor Molson undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

        Stockholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Office of the Secretary, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's directors and executive officers is available in the 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission by Coors on March 12, 2004, and information regarding Molson's directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

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Internal Employee Q&A